UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2008

FAMOUS DAVE’S OF AMERICA, INC.
 (Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 294-1300

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Director

On September 11, 2008, Mr. Wilson L. Craft, President and Chief Executive Officer of Famous Dave’s of America, Inc. (the “Company”) and a member of the Company’s Board of Directors, advised the Company that he is resigning all such positions with the Company effective immediately.

Appointment of Christopher O’Donnell as President, Chief Executive Officer and Director

Also on September 11, 2008, the Company announced that Christopher O’Donnell, Chief Operating Officer of the Company, has been promoted to replace Mr. Craft as the Company’s President and Chief Executive Officer. Mr. O’Donnell, age 48, has also been appointed as a member of the Company’s Board of Directors.

Mr. O’Donnell has served in several capacities since joining the Company in February 1998, including as Vice President of Teaching and Learning from February 1998 to June 2002, as Senior Vice President of Operations from June 2002 to January 2006, as Executive Vice President of Operations from January 2006 to January 2007, and most recently as Chief Operating Officer since January 2007. Prior to joining the Company, Mr. O’Donnell was Vice President of Product Development for Pencom International, a producer of training products for restaurant and hotel operators. From 1982 to 1987 Mr. O’Donnell was the operating partner in Premier Ventures, a high volume restaurant located in Denver, Colorado.

Increase to Base and Short-term Compensation

In connection with his promotion, Mr. O’Donnell’s annual base salary has been increased from $220,000 to $300,000 and his fiscal 2008 bonus potential has been increased from 40% to 75% of his base salary. The fiscal 2008 bonus potential for Diana G. Purcel, the Company’s Chief Financial Officer and Secretary, has also been increased from 40% to 57.5% of her existing $260,000 base salary. The changes to compensation for Mr. O’Donnell and Ms. Purcel were effective September 11, 2008.

Grants of Restricted Stock Units

On September 11, 2008, the Company granted 50,000 restricted stock units to Mr. O’Donnell and 25,000 restricted stock units to Ms. Purcel. Subject to vesting requirements, each restricted stock unit represents the contingent right to receive one share of the Company’s common stock upon the termination of Mr. O’Donnell’s or Ms. Purcel’s employment with the Company, as applicable. The restricted stock units will vest in three equal annual installments on the three, four and five-year anniversaries of the grant date provided that the recipient remains employed by the Company through the applicable vesting date, and will vest in its entirety upon a “change of control.” The Restricted Stock Unit Agreements governing the grants to Mr. O’Donnell and Ms. Purcel are attached as Exhibits 10.1 and 10.2, respectively, to this report.

Item 9.01 Financial Statements and Exhibits.

     (d)       Exhibits.

10.1	Form of Restricted Stock Unit Agreement dated September 11, 2008 by and between Famous Dave’s of America, Inc. and Christopher O’Donnell.

10.2	Form of Restricted Stock Unit Agreement dated September 11, 2008 by and between Famous Dave’s of America, Inc. and Diana G. Purcel.

99.1	Famous Dave’s of America, Inc. Press Release dated September 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC.

Date: September 16, 2008	By:	/s/ Diana G. Purcel

Name: Diana G. Purcel
Title Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Unit Agreement dated September 11, 2008 by and between Famous Dave’s of America, Inc. and Christopher O’Donnell.

10.2	Form of Restricted Stock Unit Agreement dated September 11, 2008 by and between Famous Dave’s of America, Inc. and Diana G. Purcel.

99.1	Famous Dave’s of America, Inc. Press Release dated September 11, 2008.